UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2019

KANDI TECHNOLOGIES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33997	90-0363723
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

Jinhua City Industrial Zone
Jinhua, Zhejiang Province
People’s Republic of China
Post Code 321016
(Address of principal executive offices)

(86-579) 8223-9700

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐ Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐ Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KNDI	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed under the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 25, 2019 by Kandi Technologies Group, Inc. (the “Company”), on March 21, 2019, Zhejiang Kandi Vehicles Co., Ltd. (“Kandi Vehicles”), a wholly-owned subsidiary of the Company, entered into an equity transfer agreement (the “Transfer Agreement”) with Geely Technologies Group Co., Ltd. (“Geely”), pursuant to which Kandi Vehicles agreed to sell 21.47% of its equity interests in Kandi Electric Vehicles Group Co., Ltd. (the “JV Company”) to Geely for a total amount of RMB516 million (approximately $76.9 million).

As the business of the JV Company has been adjusted in the past six months, the parties to the Transfer Agreement have modified the payment arrangement accordingly. As of September 29, 2019, Kandi Vehicles has received payments in cash totaling RMB 220 million (approximately $30.9 million) and certain commercial acceptance notes of RMB 296 million (approximately $41.6 million), of which RMB 140 million (approximately $19.7 million) shall mature on January 20, 2020 and the remaining RMB 156 million (approximately $21.9 million) shall mature on March 29, 2020.

As a result of the completion of the equity transfer on September 29, 2019, Kandi Vehicles now owns 22% and Geely and its affiliates own 78% of the equity interests of the JV Company.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KANDI TECHNOLOGIES GROUP, INC.

Date: October 1, 2019	By:	/s/ Hu Xiaoming
	Name:	Hu Xiaoming
	Title:	Chief Executive Officer

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